Exhibit (a)(1)(iii)
Form of Letter of Transmittal
LETTER OF TRANSMITTAL

 Regarding Interests
in

 CPG CARLYLE MASTER FUND, LLC
Tendered Pursuant to the Offer to Purchase
 Dated December 22, 2016
If you do not wish to sell any of your Interests, please disregard this Letter of Transmittal.

THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIRE AT, AND THIS LETTER OF TRANSMITTAL
MUST BE RECEIVED BY UMB FUND SERVICES, INC.
EITHER BY MAIL OR BY FAX BY, THE END OF THE DAY ON MONDAY, JANUARY 23, 2017, AT 12:00 MIDNIGHT,
 NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete The Last Page Of This Letter Of Transmittal And Fax
 Or Mail In The Enclosed Postage-Paid Envelope To:
CPG Carlyle Master Fund, LLC
c/o UMB Fund Services, Inc.
235 W. Galena Street
 Milwaukee, Wisconsin 53212
Attn: Tender Offer Administrator
Fax:  (816) 860-3140
For additional information:
Phone: (212) 317-9200

To assure good delivery, please send this Letter of Transmittal to UMB Fund Services, Inc. and not to your broker or dealer or financial advisor.
Ladies and Gentlemen:
The undersigned hereby tenders to CPG Carlyle Master Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interests in the Fund (the "Interests") or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated December 22, 2016 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.
The undersigned hereby sells to the Fund the Interests or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interests or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase the Interests or portion thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned's Interests will be purchased.
The undersigned acknowledges that the method of delivery of any documents is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund's Administrator, UMB Fund Services, Inc. ("UMB"), to receive this Letter of Transmittal or any other document. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived.
Investors are responsible for confirming receipt of this Letter of Transmittal and, therefore, must contact the Fund at the address and phone number set forth above. Please allow 48 hours for this Letter of Transmittal to be processed prior to contacting the Fund to confirm receipt. If you fail to confirm receipt of this Letter of Transmittal, there can be no assurance that your tender has been received by the Fund.
Payment of the purchase price for the Interests or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, will consist of one or two promissory notes that will be held for the undersigned by UMB. Cash payments due pursuant to a promissory note will be deposited directly to the brokerage firm of record or, if not held at a brokerage firm, directly to the account designated by the undersigned.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.
CPG CARLYLE MASTER FUND, LLC

If you do not want to sell your Interests at this time, please disregard this notice. This is simply notification of the Fund's tender offer. If you choose to tender, you are responsible for confirming that UMB Fund Services, Inc. ("UMB") has received your documents by the tender Expiration Date. Please allow 48 hours for your Letter of Transmittal to be processed prior to contacting the Fund to confirm receipt. To assure good delivery, please send this page to UMB and not to your broker or dealer or financial advisor. This Letter of Transmittal must be received by UMB either by mail or by fax by the end of the day on Monday, January 23, 2017, at 12:00 midnight, New York time, unless the offer is extended.

Please fax or mail (this page only) in the enclosed postage-paid envelope to:

CPG Carlyle Master Fund, LLC
c/o UMB Fund Services, Inc.
 235 W. Galena Street
Milwaukee, Wisconsin 53212
Attn: Tender Offer Administrator

For additional information:
Phone:  (212) 317-9200
Fax:  (816) 860-3140

Part 1. Name:
Name of Investor: ☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
SS# or Taxpayer ID #: ☐☐☐ ☐☐ ☐☐☐☐	Phone #: ☐☐☐ ☐☐☐ ☐☐☐☐

Part 2. Amount of Interests in the Fund to be Tendered (please check one):
☐ Entire Interest.
☐ Portion of Interest expressed as a specific dollar value. $______________________

Subject to maintenance of a minimum balance of $25,000 (the "Required Minimum Balance"). The undersigned understands that if the undersigned tenders an amount that would cause the undersigned's account balance to fall below the Required Minimum Balance, the Fund reserves the right to reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

Amounts payable are subject to proration as described in the Offer to Purchase.
Part 3. Cash Payment:

If our records indicate that you hold your account through a brokerage firm, your payment will be made through such brokerage firm. If your account is not held at a brokerage firm, please provide the following information:

Bank Name:	________________________________________________________

ABA Number:	________________________________________________________

Account Name:	________________________________________________________

Account Number:	________________________________________________________

For Further Credit Account Name:	________________________________________________________

For Further Credit Account Number:	________________________________________________________

Part 4. Signature(s):
FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:	____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Investor:	____________________________________________________________

Joint Tenant Signature:	____________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date
Print Name of Joint Tenant:	____________________________________________________________

FOR OTHER INVESTORS:

Print Name of Investor:	____________________________________________________________

Signature:	____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Signatory and Title:	____________________________________________________________

Co-Signatory if necessary:	____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date
Print Name of Co-Signatory and Title:	____________________________________________________________